UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2024

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2024, Joseph C. Wright, President of Merit Medical Systems, Inc. (“Merit”), resigned and voluntarily terminated his employment with Merit effective as of January 3, 2025 (the “Resignation Date”). Prior to Mr. Wright’s resignation, Merit had received notice of allegations regarding his conduct, which Merit’s independent directors investigated with the assistance of independent counsel. The allegations were unrelated to Merit’s operations or financial performance.

In connection with Mr. Wright’s resignation, Merit and Mr. Wright entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”) dated as of December 16, 2024, pursuant to which, among other things, the parties acknowledged the payments, equity awards and other benefits to which Mr. Wright is entitled as of the Resignation Date. Pursuant to the Separation Agreement, Mr. Wright is entitled to:

(i)receive salary and other benefits through the Resignation Date under the terms of the Employment Agreement dated as of May 26, 2016 between Mr. Wright and Merit, as amended;

(ii) retain outstanding stock options granted to Mr. Wright pursuant to the Merit Medical Systems, Inc. 2018 Long-Term Incentive Plan, as amended (the “2018 Incentive Plan”), and the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan, as amended (the “2006 Incentive Plan,” and together with the 2018 Incentive Plan, the “Incentive Plans”), that have vested as of the Resignation Date (the “Retained Options”) and may elect to exercise the Retained Options in accordance with the provisions of the applicable option agreements and the Incentive Plans, provided, however, that Mr. Wright will forfeit all other stock options granted under the Incentive Plans;

(iii)receive payment of performance stock units for which Mr. Wright is eligible as of the Resignation Date pursuant to the terms and conditions of the 2018 Incentive Plan and the applicable performance stock unit award agreement; provided, however, that, except with respect to the Retained Options, Mr. Wright will forfeit all other performance stock units and other equity awards granted to him under the 2018 Incentive Plan; and

(iv)continue to participate in the Incentive Plans, the Merit Medical Systems, Inc. 2019 Executive Bonus Plan, and the Merit Medical Systems, Inc. Amended and Restated Deferred Compensation Plan dated January 1, 2008 through the Resignation Date and, subsequent to such date, to retain all benefits in which he is vested as of such date, subject to the terms and conditions of such plans.

Under the terms of the Separation Agreement, Mr. Wright released certain claims against Merit and its affiliates, and agreed to certain restrictive covenants, including covenants relating to confidentiality, non-solicitation of Merit employees and customers and non-disparagement of Merit or its officers, directors or employees. The foregoing description of the terms and conditions of the Separation Agreement is not complete and is qualified in its entirety by reference to such agreement, which Merit intends to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Based upon Mr. Wright’s resignation, Merit’s Board of Directors re-appointed Fred P. Lampropoulos as Merit’s President on December 16, 2024. Mr. Lampropoulos, age 75, has been Merit’s Chief Executive Officer since Merit’s formation in 1987 and was previously President of Merit from Merit’s formation in 1987 through May 2024. There is no arrangement or understanding between Mr. Lampropoulos and Merit or any other person pursuant to which he was appointed as President. Mr. Lampropoulos is the brother-in-law of Mr. Wright. No change has been made to Mr. Lampropoulos’ compensation as disclosed in Merit’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 2, 2024, in connection with his appointment as President.

Item 7.01 Regulation FD Disclosure.

On December 16, 2024, Merit issued a press release announcing Mr. Wright’s resignation. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated December 16, 2024, entitled “Merit Medical Announces Resignation of President, Joseph Wright”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: December 19, 2024	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

4